Exhibit 23.5
CONSENT OF PETROLEUM TRENDS INTERNATIONAL, INC.
     We hereby consent to (i) the references to Petroleum Trends International, Inc. and its report, “An Analysis of the U.S. Petroleum Distribution Business, 2007” (the “Report”) in Maxum Petroleum Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-145396) (as amended, the “Registration Statement”) and (ii) Maxum Petroleum Holdings, Inc.’s citing of data from the Report in its Registration Statement.

PETROLEUM TRENDS INTERNATIONAL, INC.
By:	/s/ Thomas F. Glenn
	Name:	Thomas F. Glenn
	Title:	President

October 24, 2007